Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

26-10

Investors:

Kip Rupp, CFA, IRC

Sean Eastman

Quanta Services, Inc.

(713) 341-7260

QUANTA SERVICES ANNOUNCES QUARTERLY CASH DIVIDEND AND

NEW $1 BILLION STOCK REPURCHASE PROGRAM

HOUSTON – May 22, 2026 – Quanta Services, Inc. (NYSE: PWR) announced today that its Board of Directors has declared a quarterly cash dividend to stockholders of $0.11 per share, or a rate of $0.44 per share on an annualized basis. The dividend is payable on July 13, 2026, to stockholders of record as of July 1, 2026.

Additionally, the Board of Directors, in support of management’s request, has authorized a new stock repurchase program that authorizes the company to purchase, from time to time, up to $1 billion of its outstanding common stock. Under the company’s existing stock repurchase program, which expires June 30, 2026, the company has acquired 540,788 shares of its outstanding common stock in the open market for a total cost of approximately $135 million.

Repurchases may be implemented through open-market or privately negotiated transactions, at management’s discretion, based on market and business conditions, applicable contractual and legal requirements and other factors. Quanta is not obligated to acquire any specific amount of common stock, and Quanta’s Board of Directors may modify or terminate the new repurchase program at any time at its sole discretion and without notice.

About Quanta Services

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, power generation, load center, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, load center and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

Cautionary Statement About Forward-Looking Statements and Information

This press release (and any oral statements regarding the subject matter of this press release) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to expectations regarding the declaration, amount or timing of any future dividends; expectations regarding Quanta’s business or financial outlook; Quanta’s ability to deliver increased value or return capital to stockholders; and future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future cash dividends or repurchases of our equity securities; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance, involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties, including, among others, market, industry, economic, financial or political conditions outside of the control of Quanta, quarterly variations in operating results, liquidity, financial condition, cash flows, capital requirements, reinvestment opportunities or other financial results; requirements relating to dividends under Delaware law and the credit agreement for Quanta’s senior credit facility; fluctuations in the price and trading volume of Quanta’s common stock; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2025, Quanta’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and any other documents that Quanta files with the Securities and Exchange Commission (SEC). For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through the company’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.